UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2010

NETSCOUT SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The following information and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

On January 21, 2010, NetScout Systems, Inc. (the “Company”) issued a press release correcting an error contained in its prior press release dated January 21, 2010 furnished as Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2010 (the “Prior Press Release”) with respect to the Company’s implied GAAP and non-GAAP net income per diluted share guidance for the fourth quarter of fiscal year 2010 (ending March 31, 2010).  The incorrect sentence in the Prior Press Release is as follows:  “Accordingly, implied fourth quarter GAAP net income per diluted share will be in the range of $0.18 and $0.22 and non-GAAP net income per diluted share is expected to be between $0.22 and $0.26.”  The corrected sentence addressing implied net income per share guidance for the fourth quarter of fiscal year 2010 is as follows:  “Accordingly, implied fourth quarter GAAP net income per diluted share will be in the range of $0.19 to $0.23 and non-GAAP net income per diluted share is expected to be between $0.24 and $0.28.”   The guidance for the full fiscal year 2010 included in the Prior Press Release is correct.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

The Company hereby furnishes the following exhibit:

99.1 Press release dated January 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

		By:	/s/ David P. Sommers
David P. Sommers
Chief Financial Officer and
Senior Vice President, General Operations

Date:	January 21, 2010

Exhibit Index

Exhibit Number	Description
99.1	Press release dated January 21, 2010.